Exhibit 99.1

AMERICAN EAGLE OUTFITTERS, INC.
Script for Nineteenth Annual Meeting of Stockholders
June 6, 2012

Robert Hanson: Good morning ladies and gentlemen. My name is Robert Hanson. I am Chief Executive Officer of American Eagle Outfitters. On behalf of Management, welcome to our Nineteenth Annual Meeting of Stockholders.

I would now like to introduce the other directors of the Company who are here today:

  Jay Schottenstein
  Michael Jesselson
  Tom Ketteler
  Roger Markfield
  Cary McMillan
  Janice Page
  Noel Spiegel
  Gerald Wedren

Members of Management who are here today include:

  Fred Grover, Executive Vice President, AE Global Merchandising
  Neil Bulman, Vice President, General Counsel
  Scott Hurd, Vice President, Controller
  Judy Meehan, Vice President of Investor Relations

Before we get started, please keep in mind that any forward looking statements we may make today are subject to our Safe Harbor Statement and business risks, which can be found in our most recent 10-K and 10-Q.

Fiscal 2011 Results Slide

  I'll start today with a quick review of 2011 financial results.
  We achieved sales of $3.1 billion, up 6% over 2010.
  Comp store sales increased 4%, driven by a strong second half of the year. After a challenging spring, assortment improvements began to take hold during the fall season.
  Comps increased approximately 9% during the second half of the year.
  Yet earnings remained weak. Heavy promotions, excessive inventory levels, combined with higher product costs pressured merchandise margins.
  Net income declined 13%.
  EPS of $0.97, which has been adjusted to exclude 77kids and other non GAAP items, declined 11%.

First Quarter 2012 Slide

  The first quarter of 2012 demonstrated solid progress. We delivered on our key near term priority of driving a competitive top line.
  I want to give Roger and the team credit for the success, because obviously they've been working on that for the past year. They did a great job identifying and executing on current trends. We saw broad based category strength. And even in a price competitive environment, we were able to pull back on promotions.
  We also saw very nice momentum in aerie driven by strength in intimates.
  And our direct business rose 22%, fueled by increases in traffic and conversion.
  Net income increased 38%, with a strong top line, expense leverage and lower markdowns offsetting pressure from cotton inflation.
  EPS also rose 38% to 22 cents.
  It was a great way to start off the year. Now we are focused on driving that momentum forward.

2012 Financial Goals Slide

  Our annual 2012 financial goals reflect a low to mid single digit increase in top line sales and bottom line growth of 20 to 26 percent.
  We expect margin recovery, particularly in the second half as lower cotton costs benefit our merchandise margins. Inventory efficiencies should also begin to take hold, enabling faster turns and improved margin flow through.
  We will also continue to manage our expense base with the expectation that we will achieve leverage for the year.
  Our ROIC should reach approximately 13% to 14%

Longer Term Financial Target Slide

  We expect 2012 to be a critical first step toward on-going financial improvements.
  Our longer-term goals are in line with the competitive set. Our targets are:
    7 to 9% sales CAGR;
    12 to 15% EBIT CAGR;
    and we are targeting ROIC in the 14 to 17% range.
    These are reasonable expectations and goals; reflect steady, consistent improvements and would generate acceptable returns to our shareholders We are currently working through our strategic plans, that build a road map toward these goals, which we will bring to the Board of Directors and broader market this fall.

2012 Key Initiatives Slide

  While still early days, the team and I have aligned on our near-term agenda, which I'll address today,
  Driving a competitive top line,
  Strengthening inventory principals
  Accelerating ecommerce growth.
  Growing the outlet business and repositioning our fleet.
  And, strengthening our ability to leverage our infrastructure.

Eagle Slide

  I want to start here with our brands- our most important and valuable assets. We have a solid base with the American Eagle brand. It's popular and well-positioned in the market place.
  In order to drive a competitive top line - and sustain growth over the long term, it's critical that we fortify and elevate the brand.
  To compete successfully on a global stage, we need a more distinct and sharper point of view for the American Eagle brand, with an elevated customer experience. Example: apple, nike. Etc.

AEO Brand Slide

  This work is currently underway, beginning with a refreshed brand DNA, which you'll see in the market this fall.

Aerie Slide

  aerie presents tremendous growth and opportunity. We just refreshed the DNA, which is squarely rooted as an intimates business. The focus businesses; bras, undies, sleep, lounge, swim, beauty and fragrance.
  Now, that we have the brand properly positioned, we have a unique opportunity to build brand awareness by leveraging the American Eagle customer and our 900+ store fleet.
  Our American Eagle customer is 5 times more valuable than a non- American Eagle.
  We need to maximize this opportunity, and think creatively about how we show up to our customers. With opportunities in shop in shops, and side by side formats, which are our most productive aerie store format

"Famous For" Categories Near-In Competitive Slide

  To sustain top line momentum over time, we need to architect our assortments with greater precision.
  Our "famous for" categories are where we will distort our investments, our resources and our talent. These are the businesses where we are strong - and now we need to pour fuel on that fire and ensure that we are the undisputed #1 leader in those businesses.
  Our next priority, near-in categories, which complete the American Eagle look. This is where we want to be highly competitive, but not necessarily lead in. They are the incremental purchase opportunity.
  And in our fashion businesses, we will be faster and more nimble in how we plan and buy so that we turn faster and maximize margin flow through.

Inventory Efficiency Slide

  We have established stronger inventory principals across the business. We are staying disciplined in how we buy and tightly aligning our sales and inventory plans.
  After the first quarter, we are in a stronger position, with unit increases distorted to fast turning spring categories.
  For the fall season, we've reduced the styles on back-stock to only the most productive.
  This is our greatest short term focus to deliver return to shareholders.

AEO Channel Economics Slide

  Now, our multi-channel approach.
  Outlet stores and direct are our most profitable channels, producing operating margins well above the store fleet.
  Relative to our competitive set, we are under-penetrated in these formats, with just 8% of sales in outlets and 12% in direct.
  Accelerating our growth in outlets and direct and rebalancing our store fleet over time presents another shareholder return opportunity.

Outlet Logo Slide

  Our goal is to accelerate outlet openings, where we see opportunities to at least double our fleet from 67 stores today.
  This is our most productive format with approximately $600 per foot compared to our average store of approximately $450 per foot.

ae.com Slide

  In our direct channel, we have significant runway for growth by delivering a differentiated, multi-channel platform over the next several years. Last year, we were at $365 million in sales.
  Although we were early innovators in the late 90's, we have not kept up the pace with competitive growth rates in this channel.
  Some clear opportunities in the near term include:
    Elevating the brand and product experience and strengthening the presentation for the categories we are famous for.
    More effective integration of social media
    Developing a customized and personalized shopping experience.

Infrastructure Leverage Slide

  Our goal is to achieve consistent leverage of our infrastructure. Right now, we are on the higher end of the competitive set, with operating expenses at 24%-25% of sales.
  Over time we see opportunity to bring that rate down through a combination of consistent top line growth and expense management, targeting a sustainable rate under 24%.

Transformation Slide

  I'll end here. - this is the future for us. To drive transformational growth - to be a truly distinctive, branded multi-channel retailer, successfully competing on a global stage.
  It'll take work to get there, but we have a solid foundation, with market-leading brand positioning and strong momentum.
  Ultimately our goals are focused on driving consistent, profitable long-term growth and returns to shareholders.

Now we can take your questions.

And now I would like to introduce our Chairman, Jay Schottenstein.

Jay Schottenstein: Continuing with today's business, at the direction of the Board of Directors, Notice of this meeting, a Proxy Statement and Proxy Card, or Internet Notice was sent on or about April 25, 2012 to all stockholders of record. Copies of the Proxy Statement and our Annual Report on Form 10-K are available at the door.

I would like to ask Neil Bulman to serve as Inspector of Election for this meeting.

Any stockholder present who desires to vote in person rather than by proxy should now raise your hand so the Inspector can furnish you a ballot to complete.

Will the Inspector determine and report whether a quorum is present.

Neil Bulman: Mr. Chairman, we have a quorum. There are represented at this meeting in person or by proxy more than 50% of all shares entitled to vote at the meeting. The unofficial total of shares represented is 180,998,943 which is approximately 92% of all shares entitled to vote.

ELECTION OF DIRECTORS

Jay Schottenstein: As stated in the Notice, the first item of business at this meeting is the election of directors. Our Board is divided into three classes. Three Class II directors will be elected today to serve until the 2015 annual meeting of stockholders. The nominees are:

- Janice Page, Retired Executive of Sears Roebuck & Company;

- Noel Spiegel, Retired Partner of Deloitte & Touche LLP; and

- Gerald Wedren, President of Craig Capital Co.

Scott, will you present the resolution?

Scott Hurd: RESOLVED, that the following individuals, namely Janice Page, Noel Spiegel and Gerald Wedren be elected as Class II Directors to serve until the 2015 Annual Meeting of Stockholders or until their successors are elected.

Neil Bulman: Mr. Chairman, I second the motion.

AUDITOR RATIFICATION

Jay Schottenstein: The second item of business for this meeting is the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013 as described in our Proxy Statement. Scott, will you present the proposal?

Scott Hurd: RESOLVED, that the stockholders ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending February 2, 2013.

Neil Bulman: Mr. Chairman, I second the motion.

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Jay Schottenstein: The third item of business for this meeting is the proposal to hold an advisory vote on the compensation of our named executive officers. Scott, will you present the proposal?

Scott Hurd: RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in the Proxy Statement for the Annual Meeting.

Neil Bulman: Mr. Chairman, I second the motion.

INTRODUCE ERNST & YOUNG

Jay Schottenstein: Before I announce the results, I would like to introduce Pete Robinson, a partner at Ernst & Young, our independent auditors. Pete, you have the opportunity to make a statement. Pete is also available to answer any questions on our financial statements.

Pete Robinson: I have no comments to make at this time.

Jay Schottenstein: Will the Inspector of Election please collect any ballots. All results announced today are subject to verification and will be recorded in the minutes of this meeting to reflect the final count.

I am pleased to announce that each of the candidates for Director has been elected.

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm has been approved.

The advisory vote on the compensation of our named executive officers was not approved.

"I'm clearly disappointed that we did not receive enough votes on the Say on pay proposal for 2011. We recognize that this was primarily due to the exit compensation related to our former CEO, Jim O'Donnell. The board and compensation committee will take this shareholder vote under advisement as we proceed with future compensation plans."

Jay Schottenstein: Since there is no further business, I will now entertain a motion to adjourn.

Scott Hurd: Mr. Chairman, I move that the meeting be adjourned.

Neil Bulman: I second the motion.

Jay Schottenstein: Hearing no objection, this meeting is adjourned. Once again, thank you for attending. We appreciate your support.